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                                                              Exhibit 17(a)

                          [Preliminary Proxy Material]

                        DREYFUS CAPITAL VALUE FUND, INC.

This proxy is solicited on behalf of the Board of Directors of Dreyfus Capital Value Fund, Inc. for the Special Meeting of Shareholders to be held on __________, 1996.

The undersigned hereby appoints ___________, ___________, and ____________, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Dreyfus Capital Value Fund, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at ___________________________________, on ____________, 1996, at ________,
and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and accompanying Prospectus/Proxy Statement of Comstock Partners Funds, Inc. and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. A majority of the proxies present and acting at the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



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Please refer to the Prospectus/Proxy Statement for a discussion of the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal to approve the Agreement and Plan of Reorganization.

   FOR    AGAINST    ABSTAIN
   / /      / /        / /


If no direction is made, this proxy      PLEASE INDICATE YOUR VOTE BY AN "X"
will be voted FOR the proposal.          IN THE APPROPRIATE BOX HEREON.

                                         THIS PROXY, IF PROPERLY EXECUTED,
                                         WILL BE VOTED IN THE MANNER DIRECTED
                                         BY THE SHAREHOLDER.

                                         NOTE: Please sign exactly as your
                                         name appears on this proxy. If joint
                                         owners, EITHER may sign this proxy.
                                         When signing as attorney, executor,
                                         administrator, trustee, guardian or
                                         corporate officer, please give your
                                         full title.




                                         Date                           , 1996
                                             ---------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Signature(s), Title(s) (if applicable)


                                          PLEASE SIGN, DATE AND RETURN PROMPTLY
                                          IN THE ENCLOSED ENVELOPE



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